UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 28, 2005

DADE BEHRING HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50010	36-3989270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Deerfield Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(847) 267-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On July 28, 2005, the Board of Directors (the “Board”) of Dade Behring Holdings, Inc. (the “Company”) announced that Beverly A. Huss has been elected to the Board and named a member of the Governance Committee and the Compensation Committee. Ms. Huss will serve with N. Leigh Anderson, Ph. D and James G. Andress as Class II directors until the Company’s annual meeting of stockholders to be held in 2007 and until their successors have been duly elected and qualified.  There is no arrangement or understanding pursuant to which Ms. Huss was elected a director of the Company.  There are no transactions in which Ms. Huss has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item  9.01.        Financial Statements and Exhibits.

(c)                      Exhibits.

99.1  Dade Behring Holdings, Inc. Press Release dated July 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DADE BEHRING HOLDINGS, INC.

August 1, 2005	By:	/s/ JOHN M. DUFFEY
John M. Duffey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits:
Exhibit 99.1	Press release dated July 28, 2005.